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                               AMES DEPARTMENT STORES, INC.                                Exhibit 20
                                DECEMBER RESULTS VS. PLAN                                  Page 1 of 2
                                     MANAGEMENT FORMAT
                                        (Unaudited)
                                       (In Millions)
                                           December, 1997                Fiscal 1997 Year-to-Date
                                   -----------------------------     ---------------------------------
                                                           Last                                Last
                                    Actual    Plan (a)     Year       Actual      Plan (a)     Year
                                   --------   --------   -------     ---------   ---------   ---------
INCOME SUMMARY:
---------------
Net Sales                           $386.4     $375.4     $368.0     $2,089.6    $2,081.7    $2,045.7

FIFO     Margin     $                106.8      101.8      101.2        583.2       566.2       557.3
         Margin     %                 27.6%      27.1%      27.5%        27.9%       27.2%       27.2%

Total Expenses                       (64.5)     (61.6)     (62.7)      (522.4)     (517.9)     (510.1)

Other Income                           3.6        3.7        3.7         26.5        26.2        26.4
                                   --------   --------   --------    ---------   ---------   ---------
EBITDA                                45.9       43.9       42.2         87.3        74.5        73.6

Dep and Amort (net)                   (0.9)      (0.9)      (0.5)        (7.6)       (7.5)       (4.6)
Net Interest Expense                  (0.8)      (1.3)      (1.4)       (11.5)      (14.3)      (18.5)
Other Income (Expense)                  -          -          -          (0.1)         -          0.1
Store Closing Charge                    -          -          -          (1.6)         -           -
Extraordinary Item, net of tax          -          -        (1.3)          -           -         (1.3)
Non-Cash Income Tax Provision        (16.1)     (14.2)     (11.7)       (23.7)      (17.9)      (15.0)
                                    -------    -------    -------     --------    --------    --------
Net Income                           $28.1      $27.5      $27.3        $42.8       $34.8       $34.3
                                    =======    =======    =======     ========    ========    ========


                                                                          Balance at End of Period
                                                                      --------------------------------
                                                                                                Last
                                                                       Actual     Plan (a)       Yr
                                                                      --------    --------    --------
BALANCE SHEET SUMMARY:
----------------------
Cash and Cash Equivalents                                              $113.1       $88.3       $95.9
Merchandise Inventories, FIFO                                           405.9       400.0       389.1
Other Current Assets                                                     40.3        28.7        33.2
                                                                      --------    --------    --------
         Total Current Assets                                           559.3       517.0       518.2
Net Fixed Assets                                                         83.2        83.9        64.0
Other Long-Term Assets                                                    6.5         4.2         4.8
                                                                      --------    --------    --------
          Total Assets                                                 $649.0      $605.1      $587.0
                                                                      ========    ========    ========

Trade Accounts Payable                                                 $206.8      $193.5      $172.8
Short-Term Debt (Revolver)                                                 -           -           -
Other Current Liabilities                                               172.5       165.2       183.7
                                                                      --------    --------    --------
         Total Current Liabilities                                      379.3       358.7       356.5

Long-Term Debt                                                            9.2         9.4        12.3
Other Long-Term Liabilities                                              35.3        30.8        32.2

Unfavorable Lease Liability                                              15.5        14.7        17.2
Fresh-start Excess Net Assets (Negative Goodwill)                        30.6        30.6        36.8

Paid-In-Capital                                                         116.6       106.4        95.4
Retained Earnings                                                        62.5        54.5        36.6
                                                                      --------    --------    --------
         Total Stockholders' Equity                                     179.1       160.9       132.0
                                                                      --------    --------    --------
         Total Liabilities & Equity                                    $649.0      $605.1      $587.0
                                                                      ========    ========    ========

     (a) As reported on Form 8-K dated August 7, 1997.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, extraordinary or non-recurring items (including certain store closing expenses), depreciation, amortization and other non-cash charges and gains or losses on sale of properties.


                                          Page 6 of 7
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